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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-37067) of Developers Diversified Realty Corporation of our reports dated July 28, 1997 and October 7, 1997 relating to the financial statements of Cooks Corner and Spring Creek Centre, which appears on pages F-2 and F-5, respectively, of the current report on Form 8-K of Developers Diversified Realty Corporation dated November 7, 1997.





PRICE WATERHOUSE LLP
Cleveland, Ohio
November 7, 1997





                                      F-22